                                                                    EXHIBIT 99.1



(KP:C LOGO)

         KUPPER PARKER COMMUNICATIONS REPORTS FOURTH QUARTER 2003 PROFIT

ST. LOUIS, November 24, 2003 - Kupper Parker Communications, Inc. (OTC/BB:
KPCG.OB), a global marketing communications company, today announced unaudited financial results for the fourth quarter and twelve months ended October 31, 2003.

Fourth quarter net income was $287,105 or $.05 per share, which compares with a net loss of $2,623,006 or $.44 per share for the same period in 2002. For the twelve months ended October 31, 2003, net income was $1,005,911, or $.17 per share, compared with a net loss of $3,463,845, or $.58 per share in fiscal 2002. Results for the prior year included unusual items totaling $2.8 million reported as expenses in the fourth quarter of 2002.

"We're pleased to post our sixth consecutive quarter of operating profit, excluding unusual items," said Bruce Kupper, chairman and chief executive officer. "Through an aggressive combination of expense control and repositioning our portfolio to focus on more profitable lines of business, we successfully turned our performance around. This has been one of the most difficult economies our industry has faced, but we met the challenge of achieving profitability while implementing operational changes associated with earlier acquisitions."

Revenue of $2,787,023 during the fourth quarter decreased 22.6% compared with $3,602,934 in the same quarter of 2002. Operating expenses were reduced 27.5% to $2,457,570 compared with $3,391,837, excluding unusual items in the same period in 2002. For the fiscal year, revenues decreased 18.6% to $11,568,853, compared with $14,205,409 in fiscal 2002. Operating expenses decreased 28.8% in 2003 to $10,381,585 compared with $14,577,043, excluding unusual items in 2002.

"Our pipeline of new business is strong - and we believe our ability to leverage our strategic office network and integrated capabilities will create new revenue growth opportunities in 2004," said Kupper. "We appreciate the loyalty of our clients and the dedication of our staff, who have earned client confidence through results."

Kupper Parker has added clients and new projects in recent months including organizations with national and international scope that benefit from KPC's ability to leverage its office network and industry experience in areas such as healthcare, real estate and consumer services. These include:

         o Stony Brook University Hospital, the only university-based hospital serving the Long Island region, has engaged KPC to launch the hospital's first major marketing campaign since it opened in 1980.

         o Pfizer operating divisions have awarded KPC multiple projects for strategic and interactive communications, event management and media relations.



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                                         KPC Reports Fourth Quarter 2003 Profits


         o Centex Destination Properties: a division of Centex Corporation, a Fortune 500 company and the nation's premier company in building and related services, is working with KPC to promote its newest development project: a 44-acre Villa Community in Palm Springs, California, adjacent to the world famous La Quinta Resort.

         o Global Products International, Inc., a licensed designer, manufacturer and distributor of Harley-Davidson products, has engaged KPC to provide services including sales consulting and public relations to increase sales and brand recognition. Global provides its products to over 1,500 domestic and international dealers through its distribution centers in St. Peters, Mo.; Burlington, Canada; and Ottobrunn, Germany.

About Kupper Parker Communications

Headquartered in St. Louis, KPC provides a full range of marketing communications services domestically and internationally through its offices and affiliates in 14 markets in the United States and Europe. KPC's U.S. markets include: Boston; Chicago; Kansas City, Mo.; Louisville, Ky.; Memphis, Tenn.; Melville, NY; Pensacola, Fl.; and St. Louis. KPC extends its services in Europe through an ownership interest in Communications in Business, headquartered in London with offices in Brussels, Dusseldorf, Milan, Paris and Madrid.

KPC ranks in the top 25 independent agency brands in the U.S. according to AdWeek, and in the top 25 independent PR firms according to PRWeek.

This news release includes unaudited financial results. While management does not anticipate changes to these reported results, they are subject to change pending the company's annual audit.


SAFE HARBOR

Statements included in this news release may contain forward-looking statements, including but not limited to statements of the Company's plans, objectives, expectations or intentions, that involve risk and uncertainties. The Company's actual results may differ significantly from those projected or suggested in any forward-looking statement due to a variety of factors, which are discussed in detail in the Company's filings with the Securities and Exchange Commission. More information is located at www.kupperparker.com.
(Three and Twelve Month Unaudited Financial Tables To Follow)


CONTACT:  Mary Scholz Barber
          Kupper Parker Communications
          (314) 290-2013
          mbarber@kupperparker.com


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KUPPER PARKER COMMUNICATIONS, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)


                                                      QUARTER ENDED OCTOBER 31,
                                           --------------------------------------------
                                               2003              2002              %
                                           -------------    -------------      --------
REVENUES                                   $   2,787,023    $   3,602,934        -22.6%

OPERATING  EXPENSES:
     Salaries and Benefits                     1,770,278        2,284,040        -22.5%
     Office and General                          687,292        1,107,797        -38.0%
     Unusual Items                                    --        2,794,693       -100.0%
                                           -------------    -------------
     Total Operating Expenses                  2,457,570        6,186,530        -60.3%
                                           -------------    -------------

     Operating Income (Loss)                     329,453       (2,583,596)          N/A

OTHER INCOME (EXPENSE):
     Interest income                                 153            2,802         -94.5%
     Interest expense                            (42,501)         (42,212)          0.7%
                                           -------------    -------------
                                                 (42,348)         (39,410)          7.5%
                                           -------------    -------------

     Pretax Income (Loss)                        287,105       (2,623,006)          N/A

PROVISION FOR TAXES                                   --               --           N/A
                                           -------------    -------------

NET INCOME (LOSS)                          $     287,105    $  (2,623,006)          N/A
                                           =============    =============


EARNINGS (LOSS) PER SHARE:

     Basic                                 $        0.05    $       (0.44)          N/A
                                           =============    =============

     Diluted                               $        0.05    $       (0.44)          N/A
                                           =============    =============

KUPPER PARKER COMMUNICATIONS, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

                                                  TWELVE MONTHS ENDED OCTOBER 31,
                                           ------------------------------------------
                                               2003            2002            %
                                           ------------    ------------    ----------
REVENUES                                   $ 11,568,853    $ 14,205,409        -18.6%

OPERATING  EXPENSES:
     Salaries and Benefits                    7,507,453      10,603,845        -29.2%
     Office and General                       2,874,132       3,973,198        -27.7%
     Unusual Items                                   --       2,957,484       -100.0%
                                           ------------    ------------
     Total Operating Expenses                10,381,585      17,534,527        -40.8%
                                           ------------    ------------

     Operating Income (Loss)                  1,187,268      (3,329,118)         N/A

OTHER INCOME (EXPENSE):
     Interest income                              4,188          15,651        -73.2%
     Interest expense                          (185,545)       (150,378)        23.4%
                                           ------------    ------------
                                               (181,357)       (134,727)        34.6%
                                           ------------    ------------

     Pretax Income (Loss)                     1,005,911      (3,463,845)         N/A

PROVISION FOR TAXES                                  --              --          N/A
                                           ------------    ------------

NET INCOME (LOSS)                          $  1,005,911    $ (3,463,845)         N/A
                                           ============    ============


EARNINGS (LOSS) PER SHARE:

     Basic                                 $       0.17    $      (0.58)         N/A
                                           ============    ============

     Diluted                               $       0.17    $      (0.58)         N/A
                                           ============    ============